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                                                                   EXHIBIT 10.20



                              EMPLOYMENT AGREEMENT



        This Employment Agreement ("Agreement") is made effective June 1, 2000, by and between STATER BROS. MARKETS, a California corporation, hereinafter referred to as "Employer" and JACK H. BROWN, hereinafter referred to as "Employee". Employer and Employee are sometimes herein referred to as "party" or collectively as "parties".

                                              RECITALS

        This Agreement is made with reference to the following facts:

        A. Employee was employed by Employer as President and Chief Executive Officer in May of 1981, and currently is serving as Chairman of the Board, President and Chief Executive Officer of Employer and its parent and affiliated companies, which positions he has held since July of 1986.

        B. Employer desires to obtain the continued services of Employee as Chairman of the Board, President and Chief Executive Officer.

        C. Employee is willing to continue serving in such capacities on the terms and conditions hereinafter set forth.

        NOW, THEREFORE, the parties hereby agree as follows:

        1. Employment. Employer hereby engages Employee and Employee hereby accepts employment with Employer in the capacities of Chairman of the Board, President and Chief Executive Officer.

        2. Term. The term of this Agreement ("Term") shall commence on the date hereof and shall continue for a period of five (5) years. The Term shall be renewed automatically on each anniversary of the date of this Agreement for an additional five (5) year period unless, during the twelve (12) months preceding any such anniversary, Employee's employment has been terminated pursuant to
Section 8 of this Agreement in which event Employee shall be paid all amounts due him under Section 9 hereof through the remaining Term. The Term of this Agreement shall also be renewed automatically upon a Change of Control. A "Change of Control" shall mean and include any of the following:

               1. The purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13 d-3 promulgated under the Act) of fifty percent (50%) or more of either


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                      the outstanding shares of common stock of Employer's then
                      outstanding voting securities entitled to vote generally;

               2. The approval by the stockholders of Employer of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of Employer immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Employer's then outstanding securities;

               3. The sale of fifty percent (50%) or more of the assets of the Employer.

        3. Duties. Employee shall assume and perform such reasonable responsibilities and duties similar in nature and scope to those customary to the offices of Chairman of the Board, President and Chief Executive Officer as may be reasonably assigned to him by the Board of Directors of Employer. Employee shall not be obligated to perform any duties under the terms of this Agreement other than those customary to the offices of Chairman of the Board, President and Chief Executive Officer. Such duties shall be performed in the Southern California area and, without his written consent, employee shall not be required to perform his duties at a location outside of a thirty (30) mile radius from the existing company headquarters at 21700 Barton Road in Colton, California.

        4. Compensation.

               4.1 Salary. Employee shall be entitled to a basic salary in an amount equal to that which Employee is currently receiving from Employer. Employee's basic salary shall be increased on March 1 of each year during the Term of this Agreement in an amount determined by Employer's Board of Directors, provided, however, that in no event shall Employee's basic salary, increased as provided above, be less than one hundred ten percent (110%) of the basic salary paid to Employee during the prior year.

               4.2 Bonus. In addition to Employee's basic salary, Employee shall be entitled to receive such incentive and performance bonuses that have been earned by Employee but not yet paid as of the date of this Agreement. Employee also shall be entitled to receive from Employer such incentive and performance bonuses consistent with Employer's bonus policy for senior officers as the same may exist from time to time, but not less than that which would have been earned under the terms of Employer's bonus policy for senior officers in effect as of the date of this Agreement.

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               4.3 Additional Benefits.

                      4.3.1 Business Expenses. Employee shall be entitled to reimbursement for reasonable and necessary expenses incurred by Employee in the performance of his duties, provided, however, all such expenses shall be substantiated and in accordance with reasonable standards established from time to time by Employer's Board of Directors.

                      4.3.2 Company Car. Throughout the Term of this Agreement, Employee shall be entitled to the exclusive use of a company car of at least the same type and quality as that furnished to Employee as of the date of this Agreement. Employer shall replace such company car from time to time with new vehicles so that the company car provided to Employee shall at no time be older than two (2) years. All expenses of maintenance, operation and insurance shall be paid by Employer or reimbursed by Employer to Employee.

                      4.3.3 Benefits Generally Offered. In addition to any other compensation or benefits to be received by Employee pursuant to the terms of this Agreement, Employee shall be entitled to participate, to the extent allowable in accordance with his status, in all employee benefits offered from time to time by Employer to its senior officers, including, without limitation, pension plans, profit sharing plans, group life insurance, group health insurance and group disability insurance.

        5. Vacation and Sick Leave. Employee shall be entitled to a paid vacation of four (4) weeks annually. In addition, Employee shall be entitled to paid time off for personal illness in accordance with Employer's policy for such leave as the same may exist from time to time.

        6. Devotion of Time. Employee shall devote his full time, attention and energies to the business of Employer allowing time off for illness and vacation. Notwithstanding the foregoing, Employee may engage in other personal business so long as the performance of such activities do not interfere with the efficient and timely performance of Employee's duties hereunder.

        7. Restrictive Covenants.

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               7.1 Non-Competition. During the Term of Employee's employment under this Agreement, Employee shall not own or have any interest directly in, or act as an officer, director, agent, employee or consultant of, or assist in any way or in any capacity, any person, firm, association, partnership, corporation, or entity which shall be competitive with the supermarket business then engaged in by Employer, in the Counties of San Bernardino and Riverside, California the principal market area of Employer's business operations. The restrictions of this Section prohibiting ownership in a competitive business shall not apply to (i) any ownership or interest held by Employee at the time of execution of this Agreement, (ii) any ownership of publicly traded stock, or
(iii) any investment in real property (whether made directly or through the vehicle of a partnership, corporation, investment trust or other entity), notwithstanding the fact that a supermarket in competition with Employer might be a lessee of some or all of such real property.

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               7.2 Delivery of Records. Upon termination of Employee's
employment with Employer, Employee shall deliver to Employer all books, records, lists of suppliers and customers, samples, price lists, brochures and other property belonging to Employer or developed in connection with the business of Employer.

               7.3 Confidentiality. Except in the course of Employer's business, Employee shall not at any time during or after his employment with Employer, reveal, divulge or make known to any person, firm or corporation any confidential knowledge or information or any confidential facts concerning any suppliers, customers, methods, processes, developments, schedules, lists or plans of or relating to the business of Employer and will retain all confidential knowledge and information which he has acquired or which he will acquire during his employment therewith relating to such suppliers, customers, methods, processes, developments, schedules, lists or plans and the business of Employer for the sole benefit of Employer, its successors and assigns, provided, however, that this restriction shall not apply to any knowledge, information or fact held by or known to Employee which is generally available from sources other than Employee or which was acquired by Employee other than in his capacity as Employee.

               7.4 Reasonableness. In the event any court shall finally hold that the time or territory or any other provision of this Section 7 constitutes an unreasonable restriction against Employee, the provisions hereof shall not be rendered void but shall apply as to such time, territory and other provision to such extent as such court may judicially determine or indicate constitutes a reasonable restriction under the circumstances involved.

               7.5 Survival. The provisions of this Section 7 shall survive the termination of the Term of this Agreement and shall run, and inure, to the benefit of Employer, its successors and assigns.

        8.     Termination.

               8.1 Termination at Will. Employee's employment hereunder may be terminated at any time by either party upon one hundred eighty (180) days written notice to the other party.

               8.2 Termination for Cause.

                      8.2.1 Employee's employment hereunder may be terminated immediately, at the option of Employer, if Employee defaults in the performance of any material covenant, agreement, term or provision of this Agreement to be kept, observed or performed by him, and such default continues for a period of thirty (30) days after written notice from Employer describing the default with particularity.

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                      8.2.2 In the event that criminal charges involving a
felony of moral turpitude are filed against Employee, Employee's employment under the terms of this Agreement may be suspended without pay immediately, at the option of Employer. In the event that Employee is convicted of such crime, any such suspension shall automatically become a termination for cause. In the event that Employee is acquitted of such crime, or in the event such charges are dismissed, any such suspension shall be terminated and employee shall be reinstated retroactively with full salary, bonuses, and employee benefits.

        9. Payments upon Termination of Employment.

               9.1 Payment to Employee. In the event Employee's employment hereunder terminates prior to the expiration of the Term of this Agreement for any reason whatsoever, Employer shall pay to Employee compensation in the amounts set forth in Sections 9.1.1 and 9.1.2 herein through the end of the Term, which compensation, at the sole election of Employee, shall be paid either
(i) in a lump sum within fourteen (14) days from the date of termination, or
(ii) in biweekly payments throughout the balance of the Term of this Agreement as provided below. Whether or not Employer pays Employee compensation in a lump sum or in biweekly payments, Employee shall be entitled to all benefits as set forth in this Section 9 until the end of the Term.

                      9.1.1 Calculation of Payment. Upon termination of Employee's employment, Employee's compensation shall be determined as the greater of (i) the highest total annual compensation (including basic salary and all incentive, performance and extraordinary bonuses) paid by Employer, its affiliates and/or successors to Employee during any of the five (5) fiscal years of Employer immediately preceding Employee's termination of employment hereunder, or (ii) the amount of Employee's total compensation (including basic salary and all incentive, performance and extraordinary bonuses) paid by Employer, its affiliates and/or successors to Employee during the twelve (12) month period immediately preceding Employee's termination of employment. If Employee elects to receive the amount due him in installments, the first twenty-six (26) payments shall each be equal to 1/26th of the amount calculated in this Section 9.1.1. Thereafter, the biweekly payments shall increase annually in accordance with Section 9.1.2. If Employee elects to receive a lump sum payment, Employee shall receive an amount equal to the annual amount calculated in this Section 9.1.1 multiplied by the number of years, and fractions thereof, left in the Term which shall include annual increases to which Employee would be entitled under Section 9.1.2.

                      9.1.2 Annual Increases. On each anniversary of Employee's termination of employment, any remaining amounts to be paid during the next year pursuant to this Section 9 shall be increased to an amount equal to one hundred ten percent (110%) of the amounts required to be paid by Employer hereunder during the preceding year.

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               9.2 Payments Upon Death. In the event of Employee's death,
Employer shall pay to Employee's estate, or in such other manner as Employee may specify in writing to Employer, all sums due Employee under this Section 9 for the balance of the Term of this Agreement which amount shall be paid within thirty (30) days from Employee's death. For purposes of funding this obligation to make payments upon Employee's death, Employer may purchase and hold such life insurance policies on the life of Employee as may be appropriate, provided, however, that if the total funds available to Employer under the terms of such life insurance policies exceed the amount which would otherwise be payable to Employee by Employer under the terms of this Section 9, Employer's payment obligation under this Section 9 shall be increased to the total amount received by Employer under any such insurance policies.

               9.3 Benefits. In addition to all payments due Employee under this
Section 9 Employee shall also be entitled to receive from Employer through the balance of the Term of this Agreement all benefits provided by Employer to its Senior Officers and effect on the date of termination of Employee's employment including without limitation all benefits described in Sections 4 and 5 hereof.

               9.4 Termination of Payments. All payments and benefits due Employee under this Section 9 shall cease in the event Employee is employed to perform management services for compensation for any supermarket chain located in any area where Employer engages in the supermarket business.

        10. Prior Agreements. All prior employment agreements between Employer and Employee are hereby superseded and any such agreement or agreements shall be of no further force or effect.

        11. Personal Nature. This Agreement is personal, and is entered into based upon the singular skill, qualifications and experience of Employee. Employee shall not assign this Agreement or any rights hereunder without the express written consent of Employer.

        12. Notices. Any and all notice or other communications required or permitted by this Agreement or by law to be given by any of the parties hereto shall be in writing and shall be deemed duly served and given when personally delivered to the party to whom such notice or communication is directed or, in lieu of such personal service, when deposited in the United States mail, certified, return receipt requested, postage prepaid, addressed as follows:

                      Employer                            Employee
                      --------                            --------

                      Stater Bros. Markets                Jack H. Brown
                      21700 Barton Road                   21700 Barton Road
                      Colton, CA  92324                   Colton, CA  92324

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               Each party may change the address for notice hereunder by giving written notice of such change in the manner provided for in this Section.


        13. Good Faith. All approvals required to be given by each party shall be given or denied in good faith and may not be unreasonably denied. Each party shall use due diligence in its attempt to accomplish any act required to be accomplished by that party.

        14. Attorneys' Fees. In the event that it should become necessary for any party to bring an action, including arbitration, either at law or in equity, to enforce or interpret the terms of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable attorneys' fees as a part of any judgment therein, in addition to any other award which may be granted.

        15 Applicable Law/Venue. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of California, with proper venue for any litigation or arbitration in San Bernardino County, California.

        16. Integrated Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter of this Agreement.

        17. Heirs and Assigns. Subject to any restriction on assignment contained herein, this Agreement shall be binding upon and shall inure to the benefit of the respective party's heirs and assigns.

        18. Severability. Any provision in this Agreement which is illegal, invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without invalidating the remaining provisions hereof or affecting the legality, validity, or enforceability of such provision in any other jurisdiction. The parties hereto agree to negotiate in good faith to replace any illegal, invalid or unenforceable provision of this Agreement with a legal, valid and enforceable provision that, to the extent possible, will preserve the economic bargain of this Agreement, or otherwise to amend this Agreement, including the provision relating to choice of law, to achieve such result.

        19. Indemnity. Employer shall indemnify and hold Employee harmless from and against any and all loss, cost, liability and damage (including attorneys' fees) arising out of or connected with, or claimed to arise out of or to be connected with, any act performed or omitted to be performed under this Agreement, unless it be shown that the act or omission was not in good faith, or in the event of criminal proceedings that Employer had reasonable cause to believe his conduct


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was unlawful. An adverse judgment or plea of nolo contendere shall not create a presumption that Employer did not act in good faith or that he had reasonable cause to believe his conduct was unlawful. Expenses incurred in defending a civil or criminal action shall be paid by Employer upon receipt of an undertaking by or on behalf of the Employer to repay such expense if it is later determined that Employee was not entitled to indemnification.

        This Agreement is executed to be effective as of the date first above set forth.

                                      Employee


                                        /s/ Jack H. Brown
                                      ----------------------------------
                                      Jack H. Brown


                                      Employer

                                      Stater Bros. Markets,
                                      a California corporation



                                      By:  /s/ Bruce D. Varner
                                         --------------------------------
                                         Bruce D. Varner, Secretary



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